Exhibit 14

                             THE WILBER CORPORATION

                                 Code of Ethics

              (For senior financial officers in accordance with the Sarbanes-Oxley Corporate Responsibility Act of 2002)

It is the policy of The Wilber Corporation that its employees, directors, and agents are held to the highest standards of honest and ethical conduct when conducting the affairs of the Bank. Because the equity shares of The Wilber Corporation are publicly traded, senior financial officers* of The Wilber Corporation are held to an especially high set of ethical standards, which are further described below. Senior financial officers of The Wilber Corporation will not commit acts contrary to these standards of ethical conduct nor shall they condone the commission of such acts by others within The Wilber Corporation organization.

General Standards of Ethical Behavior

Senior financial officers will:

o Conduct their personal and professional affairs in a way that avoids both real and apparent conflicts of interest between their interests and the interests of the bank.

o Refrain from engaging in any activity that would compromise their professional ethics or otherwise prejudice their ability to carry out their duties to the bank.

o Communicate to executive management of the bank and to accountants engaged in financial audits of the bank, all relevant unfavorable as well as favorable information and professional judgments or opinions.

o Encourage open communication and full disclosure of financial information by providing a well understood process under which management is kept informed of financial information of importance, including any departures from sound policy, practice, and accounting norms.

o Ensure that all relevant staff members understand the bank's open communication and full disclosure standards and processes.

o Refrain from disclosing confidential information acquired in the course of their work except where authorized, unless legally obligated to do so.

o Inform subordinates, as appropriate, regarding the confidentiality of information acquired in the course of their work and monitor, as needed, to ensure that subordinates maintain that confidentiality.

o Refrain from using or appearing to use confidential information acquired in the course of their work for unethical or illegal advantage, either personally or indirectly through others.

Standards Regarding Financial Records and Reporting

Senior financial officers will:

o Establish appropriate systems and procedures to ensure that business transactions are recorded on the bank's books in accordance with Generally Accepted Accounting Principals, established company policy, and appropriate regulatory pronouncements and guidelines.

o Establish appropriate policies and procedures for the protection and retention of accounting records and information as required by applicable law, regulation, or regulatory guidelines.


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o Establish and administer financial accounting controls that are appropriate to ensure the integrity of the financial reporting process and the availability of timely, relevant information for the safe, sound, and profitable operation of the bank.

o Completely disclose all relevant information reasonably expected to be needed by the bank's regulatory examiners and internal and external auditors for the full, complete, and successful discharge of their duties and responsibilities.

      * Defined as all Regulation O executive officers along with the chief executive officer (CEO), chief financial officer (CFO), chief accounting officer (CAO), controller, or any person serving in an equivalent position regardless of whether or not they are designated as executive officers for Regulation O purposes.


    /s/ Alfred S. Whittet                      /s/ Joseph E. Sutaris
-------------------------------------      -------------------------------------
President and Chief Executive Officer      Secretary and Chief Financial Officer


    /s/ James M. Salisbury
-------------------------------------
Vice President and Treasurer

Approved by
The Wilber Corp. Board
February 28, 2003


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